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                                                                    Exhibit 10.2

                               KAYDON CORPORATION
                          1993 NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN
                                  (AS AMENDED)
                                   ARTICLE I
                                PURPOSES OF PLAN


     1.1 PURPOSES. The purposes of the Kaydon Corporation 1993 Non-Employee Directors Stock Option Plan are to help attract, retain and compensate for service highly qualified individuals who are not current employees of Kaydon Corporation as members of the Board of Directors and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in directors having a greater personal financial investment in the Company.


                                   ARTICLE II
                                  DEFINITIONS

     2.1 DEFINITIONS. The following definitions apply unless the context clearly indicates otherwise:

     ACT:  The Securities Exchange Act of 1934, as amended.

     AFFILIATE: Any corporation, partnership, association, joint-stock company, business trust, joint venture or unincorporated organization controlled, directly or indirectly, by Kaydon Corporation.

     BOARD OF DIRECTORS (OR BOARD):  The Board of Directors of Kaydon
     Corporation.

     CHANGE OF CONTROL:  A circumstance in which:

          (a) OWNERSHIP. Any person (as used in Sections 13(d) and 14(d)(2) of the Act), including a "group" (as defined in Section 13(d)(3) of the
     Act) becomes the beneficial owner (as defined in Rule 13d-3 under the
     Act), directly or indirectly, of securities of Kaydon representing 35% or more of the shares of Common Stock of the Company;

          (b) CONTROL. In connection with any cash tender offer, exchange offer, contested election, merger, consolidation, reorganization (other than any merger, consolidation or reorganization which is otherwise subject

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     to the provisions of Section 4.6), sale or other disposition of all or substantially all the assets of the Company, or other similar transaction, persons who were directors of the Company prior to the commencement of any such offer or prior to any vote of the shareholders of the Company on any such contested election or other transaction, as the case may be, cease to constitute a majority of the Board; or

          (c) FILING. The Company files with the Securities and Exchange Commission a report on Form 8-K reporting a change in control pursuant to Item 1.

     CLOSING PRICE: The closing price of the Common Stock of the Company on the listing of the exchange on which the Company's Stock is listed.

     CODE:  The Internal Revenue Code of 1986, as amended.

     COMMON STOCK:  Common Stock, par value $.10 per share, of Kaydon
     Corporation.

     COMPANY:  Kaydon Corporation and its Affiliates.

     DIRECTOR: Any member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries or Affiliates.

     EFFECTIVE DATE:  The date specified in Article IX.

     FAIR MARKET VALUE: The Closing Price for Common Stock at the close of the day preceding the grant or, if the Common Stock is not traded on that date, as of the first preceding date on which the Common Stock so traded.

     GRANTEE:  A Participant to whom an Option has been granted.

     KAYDON: Kaydon Corporation or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

     OPTION: The grant to Participants of options to purchase shares of Common Stock in accordance with the provisions of Articles III and IV. Options under this Plan are not intended to be incentive stock options under
     Section 422 of the Code.

     OPTIONEE: A Participant to whom one or more Options have been granted in accordance with the provisions of Articles III and IV.

     OPTION PERIOD:  The period of time during which an Option may be exercised.


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OPTION PRICE:  The price per share payable to the Company for shares of Common
Stock upon the exercise of an Option.

PARTICIPANT:  Each Director to whom an Option is granted under the Plan.

PLAN:  The Kaydon Corporation 1993 Non-Employee Directors Stock Option Plan.

PLAN YEAR:  The calendar year.

SECRETARY:  The Secretary of Kaydon Corporation.

SUBSIDIARY: Any corporation (other than Kaydon) in an unbroken chain of corporations beginning with and including Kaydon if, at the time of granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                  ARTICLE III
                             ELIGIBILITY AND GRANTS

     3.1 ELIGIBILITY. Each Director, upon the event identified below, shall receive a nonqualified stock option to purchase the number of shares of Common Stock provided below.

               EVENT                              NUMBER OF SHARES
               Election or re-election            10,000
               by the shareholders as a
               Director

               Appointment as a Director in       5,000
               accordance with the by-laws
               of the Company

               Continuation as a Director         5,000
               at each August meeting of
               the Board

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     No Option may be granted to a Director, however:

     (a) Annual Limit. Which would result in a grant to the Director during a calendar year of Options for more than 10,000 shares in the aggregate (except for calendar years in which the Director is both elected, appointed, or re-elected and continues at the August meeting, when the limit is 15,000 shares in the aggregate); or

     (b) Rule 16b-3. If the grant would not be in compliance with Rule 16b-3 under the Act.

     In addition, no Option may be granted to a Director upon election, re-election, or appointment as a director unless the Director has, on the date of election, re-election, or appointment as a director, exercised and fully paid for all options of any kind for Kaydon stock which were previously granted to the Director upon election, re-election, or appointment as a director which the Director could have exercised at an exercise price less than the fair market value of the Kaydon stock represented by the option at the point of exercise.

     Each grant must be evidenced by a written instrument duly executed by or on behalf of the Company.

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     3.2  SHARE LIMITATION.  The maximum number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan is 100,000 shares. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. If any Option granted under the Plan expires, terminates, or is cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares are available for future grants under the Plan.

     3.3 GRANT. The grant of an Option occurs on the date of election or re-election, as the case may be.

                                   ARTICLE IV
                            GENERAL TERMS OF OPTIONS

     4.1 TERMS. Options are exercisable over the Option Period as to the following percentage of the aggregate number of shares of Common Stock subject to the Option commencing on the following dates:

Percentage of Number               Date First Available
    of Shares                          for Exercise
--------------------               --------------------

     25%............               One year after the date of grant
     25%............               Two years after the date of grant
     25%............               Three years after the date of grant
     25%............               Four years after the date of grant


     Except as otherwise provided in the Plan or an option agreement, any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Option.

     (a) OPTION PRICE. The Option Price is the Fair Market Value of a share of Common Stock, subject to adjustment under Section 5.1.

     (b) TERM. Each Option shall expire and terminate five years after the date the Option is granted. Notwithstanding any other provision contained in this Plan, no Option is exercisable after the expiration of the Option Period.

     (c) EXERCISE. Options are exercised by submitting to the Company a signed notice of exercise in a form to be supplied by the Company. The exercise of an Option is effective on the date the Company receives the notice at its principal corporate offices.


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     4.2 OPTION AGREEMENTS.   The Company shall effect the grant of Options
under the Plan by execution of written instruments reflecting the terms of this Plan. Each Option shall contain the terms and conditions of the Option. The stock option agreements shall contain a requirement that the Optionee notify the Secretary of the Corporation, of the Optionee disposes of any shares received upon exercise of the Option, whether by sale, gift, or otherwise, within two years from the date the Option was granted or within one year after the date the shares were transferred, of the number of such shares disposed of, the date on which disposed, the manner of disposition and the amount, if any, realized upon such disposition.

     4.3 NON-TRANSFERABILITY OF OPTION. No Option granted under the Plan is transferable other than by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined in the Code). Each option is exercisable during the Director's lifetime only by the Director or an alternate payee pursuant to a qualified domestic relations order.

     4.4 TERMINATION OF DIRECTORSHIP. An Optionee whose directorship terminates by reason other than death is entitled to exercise the then unexercised Options or installments of Options only within the thirty day period after the date of the termination of the directorship. That exercise remains subject to:

     (a)  OPTION PERIOD.  The earlier expiration of the Option Period; and

     (b) EXERCISABILITY. The requirement that the Optionee was entitled to exercise the Option at the date of the termination of directorship.

     Notwithstanding limitation (b), in the case of termination of the directorship by reason of retirement at or after age 65 or a disability within the meaning of Section 105(d)(4) of the Code, the exercisability of any installments of an Option which would not be or were not exercisable on the date of termination should be accelerated. In addition, in the case of termination of directorship due to a disability within the meaning of the Section 105(d)(4) of the Code, the thirty day period shall be twelve months, subject to earlier expiration of the Option Period.

     4.5 DEATH OF OPTIONEE. The estate of an Optionee who dies or a person who acquires the right to exercise an Option, including any installments of such Option which were not exercisable at the time of death, by bequest or inheritance or by reason of the death of the Optionee may exercise the Option only within the nine-month period after the death of the Optionee, subject to the expiration of the Option Period.



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     4.6  MERGER, CONSOLIDATION OR CHANGE IN CONTROL.  In the event of any merger, consolidation or reorganization of the Company with or into another corporation (other than any merger, consolidation or reorganization in which the Company is the surviving or continuing corporation and which does not result in any change in the outstanding shares of Common Stock), any sale or other disposition of all or substantially all the assets of the Company or any liquidation or dissolution of the Company, or a Change in Control, any outstanding Option not exercisable in full shall (unless the stock option agreement evidencing such Option expressly provides to the contrary) be accelerated and become exercisable in full for:

     (a) IN GENERAL. A period of 30 days following receipt by the holder of such Option of notice of the meeting of shareholders at which such event is to be approved, whether received before or after such event; and

     (b) CHANGE OF CONTROL. In the case of a Change in Control, the remaining term of the Option.

     4.7 PAYMENT FOR SHARES. Payment for shares of Common Stock shall be made in full at the time of exercise of the Option. This requirement shall not prohibit the Company from making a loan or advance to the Optionee for the purpose of financing, in whole or in part, the purchase of optioned shares. Payment of the Option Price shall be made in cash or, with the consent of the Committee, in whole or in part in Common Stock or other consideration. Payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a third party to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

     (a) HOLDING PERIOD LIMITATION. The option price may not be paid in shares of Common Stock received upon the exercise of any Option under the Plan or any option under another stock option plan of the Company which shares have been held by the holder for less than one year prior to the payment.

     (b) TAX LIMITATION. The holder of an Option may not pay in shares of Common Stock the portion of the option price equal to the amount of any applicable federal, state, and local tax liability required to be withheld at the time of exercise.

     4.8 LEGALITY. The issuance or delivery of any Option or shares of Common Stock pursuant to an Option may be postponed by the Company for any period required to comply with any applicable requirements under the Federal Securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other applicable law or regulation. The Company is not obligated to issue or deliver any shares if the issuance or delivery constitutes a violation of any provision of



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any law or of any regulation of any governmental authority or any national securities exchange. By way of example:

     (A) LISTING AND OTHER CONDITIONS. As long as the Common Stock is listed on the listing of an exchange, the issue of any shares of stock pursuant to an Option is conditioned on the shares to be issued being listed on that exchange.

     (B) LEGALITY. If at any time counsel to Kaydon is of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, Kaydon shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options. The right to exercise any Option shall be suspended until, in the opinion of that counsel, the sale or delivery is lawful. Upon termination of any period of suspension under this Section 4.8, any Option affected by the suspension which had not then expired or terminated shall be reinstated as to all shares available before the suspension and as to shares which would otherwise have become available during the period of suspension. No such suspension shall extend any Option Period, however.

                                   ARTICLE V
                ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

     5.1 ADJUSTMENTS. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization, liquidation, or the sale, conveyance, lease or other transfer by Kaydon of all or substantially all of its property, or any other change in the corporate structure or shares of Kaydon, the Company shall make equitable adjustments (by means of a grant of a substitute Option or an additional Option or otherwise) to prevent dilution or enlargement of rights. The adjustments may include adjustments in the number and class of shares authorized to be granted (including adjustment to the share limitation of Section 3.3), in the number and kind of shares available under any outstanding Options (including substitution of shares of another corporation) and in the price of any Option.

                                   ARTICLE VI
                                 ADMINISTRATION

     6.1  ADMINISTRATION.  The Plan shall be administered as a formula plan.

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                                  ARTICLE VII
                      TERMINATION OR AMENDMENT OF THE PLAN

     7.1 TERMINATION OR AMENDMENT. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof to take into account changes in law and tax and accounting rules or to ensure that the Company complies with any regulatory requirement referred to in Article IV or with the requirements of Section 16 of the Act and Rule 16b-3 promulgated pursuant to the Act. Notwithstanding that general rule:

     (a) PARTICIPANT LIMITATION. Unless otherwise required by law, the rights of a Participant with respect to Options granted prior to the termination, alteration or amendment may not be impaired without the consent of the Participant;

     (b) STOCKHOLDER LIMITATION. Without the approval of the Company's stockholders, no alteration or amendment may be made which would require approval of the stockholders as a condition of compliance with Rule 16b-3 under the Act; and

     (c) OTHER LIMITATION. An amendment revising the price, date of exercisability, Option Period of, or amount of shares under an Option shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended, or with the Employee Retirement Income Security Act of 1974, as amended.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 OPTIONEES AND GRANTEES NOT STOCKHOLDERS. An Optionee, Grantee, or legal representative has none of the rights of a stockholder with respect to shares subject to Options until the Option is exercised and shares are issued upon exercise of the Option.

     8.2 WITHHOLDING OF TAXES. The Company has the right to require, prior to the issuance or delivery of any shares of Common Stock or any payment under the Plan, payment by the Participant of any taxes required by law.

     (a) WITHHOLDING. The withholding obligation may be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A Director may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (a Withholding Election) only if the election is made (i) during the period beginning on the third business day



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following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (ii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 under the Act.

     (b) FRACTIONAL SHARES. Any fraction of a share of Common Stock required to satisfy a tax obligation shall be disregarded and the amount due must be paid instead in cash by the Participant.

     8.3 NO ASSIGNMENT OF BENEFITS. Except as previously provided with respect to a qualified domestic relations order, no benefit payable under the Plan are, except as otherwise specifically provided by law, subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any benefit is void. Any benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who is or will be entitled to the benefit, nor is it subject to attachment or legal process for or against such person. If any person entitled to a benefit hereunder is adjudicated a bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge a benefit, or if any attempt is made to subject any benefit to the debts, contracts, liabilities, engagements or torts of any person entitled to the benefit, then the benefit shall, in the discretion of the Committee, cease and terminate. In that event the Committee may cause the benefit, or any part thereof, to be held or applied for the benefit of the person, his or her spouse, children or other dependents, or any of them, in the manner and proportion as the Committee determines.

     8.4 GOVERNING LAW. This Plan shall be governed by the law of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     8.5 OTHER PLANS. Nothing contained in this Plan shall prevent the Company from adopting additional compensation plans or arrangements.

     8.6 FEDERAL SECURITIES LAW. Notwithstanding any other provision of the Plan, no transaction shall be given effect on any date which would, in the opinion of counsel to the Company, result in liability under Section 16(b) of the Act.


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                                   ARTICLE IX
                          EFFECTIVE DATE; TERM OF PLAN

     9.1 EFFECTIVE DATE. The Plan is conditioned on the approval of the stockholders of Kaydon at the Annual Meeting of Stockholders on April 21, 1993. The Plan is effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.

     9.2 TERM OF PLAN. No Options may be granted hereunder after April 21, 2003. This Section 9.2 shall not affect any Option granted prior to such date.

                                                              KAYDON CORPORATION


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